SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2004

                       EverTrust Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26993 Commission File Number	91-1613658 (I.R.S. Employer Identification No.)

2707 Colby Avenue, Suite 600, Everett, Washington (Address of principal executive offices)	98201 (Zip Code)

Registrant's telephone number (including area code): (425) 258-3645

                     Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

        On October 11, 2004, EverTrust Financial Group, Inc. announced that it had held its special meeting of shareholders and received shareholder approval of the previously announced merger with KeyCorp. A copy of the press release issued by EverTrust Financial Group, Inc. is included as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

        Exhibit

            99.1     Press Release dated October 11, 2004

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                            EVERTRUST FINANCIAL GROUP, INC.

DATE: October 11, 2004                                     By: /s/ Jeffrey R. Mitchell
                                                                                  Jeffrey R. Mitchell
                                                                                  Senior Vice President and Chief Financial Officer

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Exhibit 99.1

Press Release                                                                     Source: EverTrust Financial Group, Inc.

EverTrust Shareholders Approve Merger with KeyCorp

EVERETT, Wash.--(BUSINESS WIRE)--Oct. 11, 2004--Shareholders of EverTrust Financial Group, Inc. (Nasdaq:EVRT - News) approved the company's proposed merger with KeyCorp (NYSE:KEY - News) at today's reconvened special meeting of shareholders. More than the required two-thirds shares of issued and outstanding common stock were cast in favor of the transaction, representing greater than 95% of the votes cast. The aggregate price for the transaction is $194.7 million.

The closing is scheduled for Friday, October 15, 2004. All regulatory approvals have been received.

Computershare Investor Services, the paying agent designated by KeyCorp, will soon begin mailing materials to EverTrust shareholders in connection with the cash payment of $25.6016 per share.

Computershare will send a letter of transmittal to registered shareholders who hold stock certificates which outlines required steps to receive the cash payment. Stock certificates should not be sent to EverTrust or KeyCorp. For registered shareholders who hold their shares in book-entry form, Computershare will distribute payment checks after the closing date. Shareholders who own their shares in street name will be paid through their bank, brokerage firm or nominee.

About EverTrust

EverTrust Financial Group is a diversified financial services holding company (regulated by the Federal Reserve) that serves the Puget Sound region of Washington state through its EverTrust Bank of Washington branches in Seattle, Bellevue, and Snohomish County; Commercial Mortgage Banking Group office in Tacoma, EverTrust Asset Management office in Seattle, and a commercial mortgage loan production office in Portland, Oregon.

About KeyCorp

Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $86 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally.

Forward-Looking Statements: Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from these suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, interest rate fluctuations, changes in residential mortgage patterns, economic conditions both nationally and in the

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Company's local market areas, success of new products, non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports, particularly the Form 10-K filed with the Securities and Exchange Commission.

For additional information, visit EverTrust Financial Group at www.EVRTonline.com

For additional information on Key, visit www.Key.com/newsroom
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Contact:
    EverTrust Financial Group, Inc.
    Brad Ogura, 425-258-0380
    OR
    KeyCorp
    Gary Cavano, 216-689-0517
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Source: EverTrust Financial Group, Inc.

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